Exhibit 99.1
Jeffrey Elliott Appointed to Quanterix’s Board of Directors

BILLERICA, Mass. - August 19, 2024 - Quanterix Corporation (NASDAQ: QTRX), a company fueling scientific discovery and breakthrough diagnostics through ultra-sensitive biomarker detection, today announced that it appointed Jeffrey Elliott to its Board of Directors.

Mr. Elliott brings two decades of senior leadership experience in the medical diagnostics industry, including 8 years at Exact Sciences Corp., where he served as chief financial officer from November 2016 to May 2024 and chief operating officer from April 2021 to May 2023. While at Exact Sciences, he was responsible for finance, strategy and business development, helping to effectively scale the business, achieving high revenue growth during his tenure, and overseeing numerous acquisitions and venture investments.

Prior to joining Exact Sciences, Mr. Elliott was a senior equity research analyst at Robert W. Baird & Co. where he covered health care companies, including companies in the diagnostics and life science tools industry. He brings to Quanterix a breadth of business strategy experience within the life sciences industry.

Mr. Elliott earned a Bachelor of Science in business administration from the University of Illinois at Urbana-Champaign and an M.B.A. from the University of Chicago Booth School of Business. Mr. Elliott is a CFA® charterholder.

“We’re pleased to welcome Jeff to our board of directors at an exciting time for the company. As Quanterix actively builds the infrastructure for Alzheimer’s Disease testing to ensure access to early diagnosis, Jeff's experience in scaling Exact Sciences’ operations and financial experience will be invaluable,” said Masoud Toloue, CEO of Quanterix.

“Jeff is a wonderful addition to our Board, and we look forward to leveraging his expertise in the industry as Quanterix continues to grow,” said Martin Madaus, Chairman of the Board.

“It is a pivotal time in life sciences and diagnostics, and I’m thrilled to join the Quanterix board amid great innovation and opportunity,” said Mr. Elliott. “The mission to scale Quanterix’s Simoa technology is bold and ambitious, and I am excited to apply my experience to help the company achieve this goal and support continued innovation.”

To learn more about Quanterix’s Simoa® technology, visit: https://www.quanterix.com/simoa-technology/.

About Quanterix
From discovery to diagnostics, Quanterix’s ultra-sensitive biomarker detection is fueling breakthroughs only made possible through its unparalleled sensitivity and flexibility. The Company’s Simoa® technology has delivered the gold standard for earlier biomarker detection in blood, serum or plasma, with the ability to quantify proteins that are far lower than the Level of Quantification (LoQ). Its industry-leading precision instruments, digital immunoassay technology and CLIA-certified Accelerator laboratory have supported research that advances disease understanding and management in neurology, oncology, immunology, cardiology and infectious disease. Quanterix has been a trusted partner of the scientific community for nearly two decades, powering research published in more than 2,900 peer-reviewed journals. Find additional information about the Billerica, Massachusetts-based company at https://www.quanterix.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Quanterix Media Contact:
Maya Nimnicht, PAN Communications
(510) 334-6273
pan.quanterix@pancomm.com

Investor Relations:
Quanterix
Francis Pruell
(508) 789-1725
ir@quanterix.com